Exhibit 10.5

PROVISION OF PERSONNEL SERVICES AGREEMENT

THIS AGREEMENT is made and entered on this the 15th day of MAY, 2005.

AMONG:

MINERAS DE DYNARESOURCE, S.A. DE C.V., herein represented by Mr. KOY WILBER DIEPHOLZ, acting in his capacity of President of its Board of Directors holding General Powers of Attorney for Legal Representation and Collections, Acts of Administration and Domain (hereinafter referred to as the “ “Contractor”);

OF THE FIRST PART,

AND

DYNARESOURCE OPERACIONES DE SAN JOSE DE GRACIA, S.A. DE C.V. herein represented by Mr. KOY WILBER DIEPHOLZ, acting in his capacity of President of its Board of Directors holding General Powers of Attorney for Legal Representation and Collections, Acts of Administration and Domain (hereinafter referred to as the “Subcontractor”),

OF THE SECOND PART.

WHEREAS:

A)	the Contractor is a limited liability company (S. A. de C.V.) validly subsisting and duly incorporated pursuant to the laws of the United Mexican States, having its business and affairs, among others, the exploration and exploitation of minerals within the territory of Mexico,

B)	the Contractor has executed with Dynaresource de Mexico, S.A. de C.V. (the “Company”) a Mining Services and Production of Minerals Agreement (the “Mining Services Agreement”) whereby the Contractor has agreed to render to the Company the Services described in schedule A attached thereto, in or related to the mining concessions comprised in the San Jose de Gracia Project, located in the Township of San Jose de Gracia, Municipality of Sinaloa de Leyva, State of Sinaloa, Mexico (the “San Jose de Gracia Project),

C)	the Subcontractor is a limited liability company (S. A. de C.V.) validly subsisting and duly incorporated pursuant to the laws of the United Mexican States, having its business and affairs, among others, the provision of technical and administrative mining services and personnel to mining corporations operating within the territory of Mexico, and it has personnel duly qualified, competent and accredited to carry out and provide to the Contractor the Personnel Services as required under the Mining Services Agreement,

D)	the Contractor desires to engage the Subcontractor to provide the Personnel Services for the proper and competent execution of the Services described in schedule A of the Mining Services Agreement, and the Subcontractor desires to provide to the Contractor such Personnel Services in consideration of the Compensation, subject to the terms and conditions herein set forth (all terms as defined here-below).

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual warranties and representations herein contained, the parties agree as follows:

PART 1.           ENGAGING OF SUBCONRACTOR.

1.1. Pursuant to Part 10 of the Mining Services Agreement and having the consent of the Company as required therein, the Contractor hereby engages the Subcontractor to provide the Personnel Services described in Section 1.2. (the “Personnel Services”). The Subcontractor hereby agrees to provide to the Contractor the Personnel Services:

(a)	in a professional, competent and efficient manner,

(b)	as required for the proper and competent execution of the Services set out in the Mining Services Agreement and

(c)	as required from time to time by the Company.

1.2. The Subcontractor shall, as required from time to time by the Contractor and the Company and as set out in the Mining Services Agreement, provide all labour personnel sufficient, competent and accredited to carry out the Services set out in schedule A of the Mining Services Agreement, including, but not limited to (the “Personnel Services”):

(a)	general labourers and miners for the mining activities in or related to the San Jose de Gracia Project, including mining equipment operators (backhoe, scoop tram, dump trucks, etc..) and related personnel for the transportation of ore, concentrates, water, personnel and equipment;

(b)	general labourers and mill operators for the milling activities in or related to the San Jose de Gracia Project, including the crushing, grinding, screening, collecting and storing gravity and flotation concentrates, the sampling, assaying and reporting, handling and applying chemicals, handling and movement of tailings, storing and handling of ore and the operation of the equipment related to such activities;

(c)	geology personnel for the sampling and assaying of rocks, trenching, drilling, interpretation of data, coordination with engineering and all related activities;

(d)	engineering personnel for the surveying, mapping, coordinating with geology personnel, planning and development of mine plans, planning and monitoring of mine equipment, monitoring mining activity for safety, and all related activities;

(e)	management, maintenance and support personnel for the reporting, record keeping, maintaining payments and accounts, secretarial services, maintaining of offices, and all related activities; the servicing, repairing and maintaining of all camp, equipment, and facilities, and all related activities; all support personnel to reasonably accomplish the work objectives;

1.2.A.      It is agreed and acknowledged by the Subcontractor that, from May 16, 2005 through the date of effective termination of this Agreement, it shall be solely liable and legally responsible for all personnel provided to the Contractor while providing the Personnel Services pursuant to Subsection 1.2. Such liability and legal responsibility of the Subcontractor shall include, but not be limited to, all rights and benefits acquired by such personnel engaged by the Subcontractor, and all obligations assumed by said Subcontractor, set forth under the provisions of the Federal Employment Act, the National Workers’ Housing Institute Act, the Mexican Social Security Institute Act, the Federal Income Tax Act and any other federal or state legislation applicable to a labour relationship.

1.3.         In consideration for the provision of the Personnel Services, the Contractor shall pay to the Subcontractor: The Actual Costs of Employment for all Personnel, and the Total Cost of Employment Taxes; plus 10%. (The “Compensation”).

1.4.         This Agreement shall be in full force and effect for a period of ONE (1) YEAR commencing on MAY 16, 2005 and may be renewed by the parties for like terms, or as agreed or amended by the parties (the “Term of the Agreement”). The Contractor shall have the right to terminate this Agreement on fifteen days’ written notice to the Subcontractor. In the event of such termination, this Agreement, except for the obligations of the Contractor incurred prior to the effective date of termination, will be of no further force and effect. This Agreement shall cease to be in force forthwith on the date of the effective termination of the Mining Services Agreement.

1.5.         All personnel provided by the Subcontractor shall have sufficient skill and experience to properly perform the tasks assigned to them. Personnel engaged in special tasks or skilled tasks will have appropriate qualifications, permits or licenses, experience with such tasks and the operation of equipment required to perform all such tasks properly and satisfactorily to completion. The Subcontractor shall promptly terminate or cause to be terminated any person who does not perform its tasks in a proper and skilled manner, or who is intemperate or disorderly. Additionally, any such person shall, at written request of the Company or the Contractor, be removed forthwith by the Subcontractor employing such person and will not be employed again without the prior written approval of the Company. Should the Subcontractor fail to furnish suitable and sufficient personnel for proper execution of the Personnel Services, or fail to remove such person or persons as required above, the Company or the Contractor may suspend the Personnel Services by written notice until such orders are complied with.

1.6.         It is agreed and acknowledged by the Subcontractor that pursuant to Subsection 1.8. of the Mining Services Agreement the Company, without invalidating such Agreement, may make changes by altering, adding to, or deducting from the responsibilities set out as Services under schedule A thereto. In any of such cases, the Subcontractor shall provide all extra or incidental personnel to fully perform all altered, added or reduced responsibilities. The Subcontractor shall not claim for loss of profits or anticipated profits or damages at any time due to any decision to reduce or delete any part of the Services set out in schedule A of the Mining Services Agreement as herein set out.

1.7.         Except as may be otherwise expressly set out herein, the Subcontractor shall clean up the work performed by its personnel as it progresses and ensure that the premises are at all times kept free from the accumulation of waste material and rubbish resulting from the Subcontractor’s activities, removing debris from the mine and mill sites from day to day, and when all work is finished shall similarly remove all tools, equipment, machinery, fuel drums and hazardous substances, and machinery which are its property or the property of any other person and all rubbish and waste materials, and shall leave the workplace in a clean and safe condition, free and clear of all obstructions and hindrances. Should the Subcontractor refuse or neglect to comply with the provisions of this paragraph, the Company and the Contractor shall have the right to do the cleaning and charge the Subcontractor with the costs thereof.

PART 2.           MINING ASSETS.

2.1.         It is agreed and acknowledged by the Subcontractor, in its behalf and in behalf of its employees or independent contractors that pursuant to Part 2 of the Mining Services Agreement the Company has furnished, for the property and competent execution of the Services (set out in schedule A of the Mining Services Agreement) all of the equipment, machinery, rights and facilities described in the inventory of assets attached as schedule C to the Mining Services Agreement (the “Mining Assets”).

2.2. It is acknowledged and agreed by the Contractor, in its behalf and in behalf of its employees or independent contractors that the Mining Assets:

(a)	shall remain the property of the Company during and on termination of this Agreement; the Contractor is deemed as a lessee of such Mining Assets and the holder of the rights of use and enjoyment thereof,

(b)	shall be dedicated exclusively for the provision of the Services set out in schedule A of the Mining Services Agreement; the Contractor being responsible and liable to the Company for any use of the Mining Assets other that as provided in such Agreement.

2.3.         The Contractor shall, during the Term of the Agreement and until such time as the Company accepts full delivery of the Mining Assets, be fully responsible and liable to the Company for the proper up keeping, maintenance and safeguarding of the Mining Assets; the Subcontractor shall directly or indirectly conduct in a timely and workmanlike manner, all repairs and period maintenance work as required to maintain the Mining Assets in optimal operating condition.

2.4.         The Suncontractor agrees to indemnify and hold harmless the Contractor and the Company and their respective directors, officers, employees, agents, representatives and related corporations (the “Indemnified Persons”) from and against any claims, demands, judgments, liabilities, expenses, damages, fines, charges, costs (including legal costs) and losses of every and any kind whatsoever, whether direct or indirect and whether to person or property or otherwise, which at any time or from time to time are directly or indirectly incurred or suffered by any of the Indemnified Parties in connection with, as a result of or arising out of the operation, administration or maintenance of the Mining Assets by the personnel provided by the Subcontractor under this Agreement.

2.5.         The Subcontractor agrees to maintain the Mining Assets free and clear of all charges, encumbrance or limitation of ownership rights of any kind whatsoever that may result or arise out of any claims, demands or judgments filed by or issued to the benefit of any employee or independent contractor provided by the Subcontractor hereunder.

PART 3.           RELATIONSHIP.

3.1.         The parties hereto acknowledge and agree that this Agreement:

(a)	is of a mercantile nature,

(b)	does not create a partnership or association of any kind between the Subcontractor and the Contractor or the Subcontractor and the Company,

(c)	is not subject to the provisions of the Federal Labour Act of Mexico, the Social Security Act or any other legislation applicable to a labour relationship, and

(d)	does not create any contractual, civil or labour relationship, or any relationship of any nature whatsoever, between the Subcontractor and the Company.

3.2.         The parties hereby acknowledge and agree that there is no labour relationship between or among themselves, between or among any or both of them and the Company or between or among the employees or contractors of the parties or the Company; therefore, the parties expressly agree that each party shall individually bear all obligations or responsibilities imposed to each of them under applicable labour and tax legislation, or imposed to each party in respect to such party’s employees or contractors. Further, the parties agree to indemnify and hold each other harmless from, against and in respect to, any suit, demand or complaint claimed or filed before any labour, administrative or judicial authority by one of the party’s employees or contractors against the other party.

3.3.        The Subcontractor acknowledges and agrees that all personnel provided by it pursuant to the provision of this Agreement shall at all times be retained and engaged by the Subcontractor. The Subcontractor agrees that it is solely and exclusively responsible for payment of salaries and/or professional fees, income tax, IMSS and INFONAVIT withholdings, payments and fees applicable under the laws of Mexico in respect to all personnel provided by the Subcontractor pursuant to this Agreement.

PART 4.           INDEMNITY.

4.1.         The Subcontractor hereby assumes, except as may be expressly set out in this Agreement, entire responsibility and liability for any and all damage, loss or injury of any kind or nature whatsoever to person or property arising out of or connected in any manner with the activities of its personnel in the San Jose de Gracia Project. Without limitation, the Subcontractor agrees to indemnify and hold harmless the Contractor and the Company and their respective directors, officers, employees, agents, representatives and related corporations (collectively the “Indemnified Parties”) from and against any claims, demands, judgments, liabilities, expenses, damages, fines, charges, costs (including legal costs) and losses (collectively “Losses”) of every and any kind whatsoever, whether direct or indirect and whether to person or property or otherwise, which at any time or from time to time are directly or indirectly incurred or suffered by any of the Indemnified Parties in connection with, as a result of or arising out of:

(a)	any act or omission on the part of any employee or independent contractor of the Subcontractor;

(b)	any misrepresentation or untrue warranty of the Subcontractor;

(c)	any breach, default or non-performance of any covenant to be performed by the Subcontractor under this Agreement; or,

(d)	without limiting sub-clause (a) above and except for any manners which are expressly stated to be the responsibility of the Contractor, the performance by or on behalf of the Subcontractor of any obligations imposed by applicable Mexican laws (the “Laws”) relating to the environment (including reclamation or closure) or the taking of any steps by or on behalf of the Subcontractor to protect against or remediate (including reclamation) any harm, damage, degradation or adverse effect on the environment which directly or indirectly results from the activities of the employees or independent contractors of the Subcontractor.

4.2.         Environmental Matters. - The Subcontractor covenants, represents and warrants to the Contractor that:

(a)	it will review, be familiar with and verify the existence of all permits which are held by the Company or which are necessary to perform its obligations pursuant to this Agreement;

(b)	it will identify and obtain and maintain any other permits which may be required pursuant to environmental Laws in connection with the performance of this Agreement;

(c)	it is familiar with all applicable Laws relating to the environment and that the activities of all of its personnel will be conducted in compliance with all environmental Laws and permits and so as not to give rise to any breach or non-compliance thereof;

(d)	all of its employees and independent contractors have been properly trained with respect to environmental concerns directly or indirectly associated with the Company’s activities and methods and systems for preventing any harm, damage, degradation or adverse effect on the environment;

(e)	it will exercise due care in preventing environmental harm and without limitation, the Subcontractor and its employees and independent contractors shall implement such systems and procedures and provide all such equipment and facilities necessary so as to prevent accidental occurrences which may result in environmental harm; and,

(f)	it shall be fully responsible for all acts and omissions of any of its employees and/or independent contractors, and the Subcontractor shall ensure that any of its employees or independent contractors shall comply with the provisions herein set out and any other provisions of this Agreement which directly or indirectly relate to environmental matters as if such person was the Subcontractor hereunder.

PART 5.           INSPECTION OF WORK.

5.1.         All work performed by the employees and independent contractors of the Subcontractor shall be performed in a professional, competent, and efficient manner. Inspection of all work will be carried out by the Contractor and/or the Company while such work is in progress. Notwithstanding such inspection, the Subcontractor will be held responsible for the completion of the work in accordance with the terms and conditions of this Agreement and the Mining Services Agreement.

5.2.         The Contractor and the Company and their respective representatives will, at all times, have access to the work performed by the employees or independent contractors of the Subcontractor whenever it is in preparation or progress. The Contractor and Company will perform said inspection in such manner as not to delay the work unnecessarily.

PART 6.           SUBCONTRACTS

6.1.         The Subcontractor shall not subcontract to any person any part of the Personnel Services without prior written approval of the Contractor and the Company, and in each individual instance, the scope of the Personnel Services to be subcontracted will be subject to prior approval of the Contractor and the Company, which approval shall not be unreasonably withheld.

6.2.         The Subcontractor agrees that it is as fully responsible to the Contractor and the Company for the acts and omissions of its subcontractors and of persons either directly or indirectly employed by them as it is for the acts and omissions of persons directly employed by it.

6.3.          Nothing contained in this Agreement shall create any contractual relationship between any subcontractor of the Subcontractor and the Contractor or the Company. Each subcontract shall provide that it is subject to termination for the convenience of the Company, in which event the Company’s liability shall be limited to work done or material supplied prior to cancellation.

PART 7.           SUSPENSION OR TERMINATION FOR CONVENIENCE.

7.1.         The Contractor reserves the right to suspend or terminate this Agreement, or any part thereof, at any time and for any reason it deems fit, including for its convenience. Such suspension or termination will be made in writing and may include the whole or any specified part of the Agreement.

7.2.          Upon receipt of notice to resume suspended Services, the Subcontractor will immediately resume the suspended Personnel Services to the extent required in the notice. If this Agreement, or a specified part thereof, is terminated for the convenience of the Contractor, the Company shall pay the Subcontractor for Personnel Services performed before the effective date of termination.

PART 8.           TERMINATION FOR CAUSE.

8.1.         If the Subcontractor shall become bankrupt or insolvent, or if the Contractor has reasonable grounds to believe that the Subcontractor is bankrupt or insolvent or unable to pay its debts as they become due, the Contractor may terminate all or part of the Subcontractor’s performance and/or further rights hereunder for cause, as the Contractor may elect.

8.2.         If the Subcontractor fails to commence the Personnel Services within the time specified and prosecute it continuously with sufficient properly skilled personnel and equipment to ensure its completion within the specified time, or fails to perform the Personnel Services in the manner required by this Agreement, or fails to carry on the Personnel Services in an acceptable manner, or defaults in any of the obligations herein, the Contractor may elect to give notice in writing of such default, specifying the same and the corrective steps to be taken.

8.3.         If the Subcontractor, within a period of 72 hours after delivery of such notice, shall fail to proceed in accordance therewith, the Contractor may terminate the Subcontractor’s right to continue with the Personnel Services and may complete it with its own forces, contract with others for its completion, or use such other measures as in the Contractor’s opinion are necessary for completion, including the use of the equipment, plant, and other property of the Subcontractor. In selecting another subcontractor(s) for the purpose of completing the Personnel Services, the Contractor shall be guided by the same selection criteria as utilized by the Contractor in the original contract award, and not necessarily by the lowest bid(s).

8.4.         In the event of termination for cause:

(a)	The Contractor shall be entitled to deduct from any and all monies owing to the Subcontractor hereunder damages for additional expenses caused by or arising out of breach of warranties and guarantees hereunder, or of any other default by the Subcontractor;

(b)	If the expense of finishing the Personnel Services plus compensation for additional managerial and administrative services and such other costs and damages with regard to completion of the Personnel Services as the Contractor may suffer exceeds the unpaid balance, the Subcontractor shall promptly pay the difference to the Contractor, and,

(c)	The Subcontractor shall not be entitled to receive any further payment until the Personnel Services are completed and any such payments shall exclude all claims and the Subcontractor shall not be entitled to any claims for special or consequential damages, including loss of anticipated profit due to such termination;

(d)	No settlement payment will be made to the Subcontractor hereunder, until the Subcontractor has submitted:

(i)	final statement supported by vouchers; and,

(ii)	A full Release and Waiver of Claim from all employees and independent contractors of the Subcontractor or other evidence satisfactory to the Contractor that the Subcontractor has paid for all labour, materials, equipment, services, subcontracts, applicable taxes, and other costs and assessments due under this Agreement.

8.5.         In the event of termination for cause, written notice will be given to the Subcontractor at the address set forth in this Agreement. Subject to the directions set forth in the termination notice, the Subcontractor shall immediately discontinue the Personnel Services and the placing of orders for further services, material and equipment and shall, as directed, effect cancellation of all existing orders and subcontracts and thereafter perform only such Personnel Services as may be necessary to preserve and protect the work already in progress.

PART 9.           GENERAL PROVISIONS.

9.1.         Confidentiality. The parties hereby agree to maintain confidential the terms and conditions set out in this Agreement. Further, the Subcontractor hereby agrees on its behalf and/or on behalf of its employees, subcontractors, directors, officers and representatives (the “Related Persons”) to maintain confidential and to not disseminate, permit the dissemination or to use for its own benefit or for the benefit of the Related Persons or for commercial purpose, all or any portion of the information that it or the Related Persons may obtain or may have access to during or as a result of the performance of the Personnel Services. The obligation entered into by the Subcontractor hereunder shall be in force for the duration of this Agreement and it shall terminate at the completion of a term of 5 years commencing from the date of termination of this Agreement.

9.2.         Materials. The Subcontractor hereby agrees on its behalf and on behalf of the Related Persons that all materials obtained or prepared during the performance of the work, and all confidential information obtained or to which it or the Related Persons have an access to, is and shall remain the exclusive property of the Company. The Subcontractor hereby agrees to return to the Company, at its own expense and within a term of 10 calendar days commencing on the date of termination of this Agreement or on the date of receipt of a written request from the Company, all materials or confidential information in its possession or in possession of the Related Persons that have been obtained or prepared during or as a result of the performance of the work.

9.3.         Governing Law. The parties hereby covenant and agree that this Agreement shall be construed by and regulated under the provisions of the Code of Commerce and the Civil Code of the State of Sinaloa, Mexico. The parties hereby agree that the state and federal tribunals with competent jurisdiction for the City of Mazatlan, State of Sinaloa, United Mexican States, shall have the authority to resolve any suit or claim arising out of or resulting from the application of this Contract. The parties hereby relinquish their right to the jurisdiction of any tribunal or court, of any kind or nature, to which they might have or acquire a right or be subject to by virtue of their current or future domiciles.

9.4.         Notices. Any notice or notification given or required to be given between the parties as a result of the application of this Agreement, including any notification required or permitted to be given in any judicial proceedings, shall be given in writing and personally delivered to the other party, or delivered by any means that undoubtedly assures its reception or notification, in both cases with an acknowledgement of receipt thereof, and it shall be directed to the latest domiciles expressed by the parties hereunder, which domiciles are, until further notice is given, as follows:

If to Contractor:

MINERAS DE DYNARESOURCE, S.A. DE C.V.

Attention: Mr. KOY WILBER DIEPHOLZ

Ave. Ejercito Mexicano No. 2004, Oficina 204

Col. Insurgentes

Mazatlan, Sin. MEXICO

669-986-1306

If to Subcontractor:

DYNARESOURCE OPERACIONES DE SAN JOSE DE GRACIA, S.A. DE C.V.

Attention: Mr. KOY WILBER DIEPHOLZ

Ave. Ejercito Mexicano No. 2004, Oficina 204

Col. Insurgentes

Mazatlan, Sin. MEXICO

669-986-1306

9.5.         Languages. The parties sign, execute and approve this Agreement in the English and Spanish languages. The parties agree that in the event of discrepancy between the two versions, the Spanish version shall prevail. The parties acknowledge to having read and understood (through their respective appointed Spanish interpreters) the legal effects and validity of the Spanish and English versions of this Agreement. The English version is attached as schedule C hereto and made part hereof for all corresponding legal effects.

9.6.         Whole Agreement. This Agreement, schedule A (English version) attached hereto and the documents delivered as set forth hereunder, constitute the entire understanding of the parties in respect to the subject matter hereof, and they cancel and supersede any other agreement, contract or letter of intent that they may have executed in respect to the said subject matter.

IN WITTNESS WHEREOF, the parties hereto after having read and understood the legal effects and validity of the premises set forth above, have caused this Agreement to be executed on the date and place first-written.

THE “CONTRACTOR”

MINERAS DE DYNARESOURCE, S.A. DE C.V.

______________________________________

Per: KOY WILBER DIEPHOLZ

Its: President of the Board of Directors

THE “SUBCONTRACTOR”

DYNARESOURCE OPERACIONES DE SAN JOSE DE GRACIA, S.A. DE C.V.

______________________________________

Per: KOY WILBER DIEPHOLZ

Its: President of the Board of Directors